US Securities and Exchange Commission
                    Washington, DC 20549



                          Form 8-K
                       Current Report

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



Date of  Report (Date of earliest event reported):  June 30, 1997



                   CONECTISYS CORPORATION
   (Exact name of registrant as specified in its charter)
         Colorado                    33-3560D              84- 1017107
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)              File Number)      Identification No.)



        7260 SPIGNO PLACE
       AGUA DULCE, CALIFORNIA                   91350
   (Address of principle executive offices)     (Zip Code)



  Registrant's telephone number, including area code: (805) 268-0305

Page 2
Form 8-K: Dated: June 30, 1997
CONECTISYS CORPORATION
Commission File # 33-3560D


Item 5 -- Other Events

June 30, 1997

Conectisys Corp. (Trading symbol: CNES NASDAQ OTC) announced today that its subsidiary, PrimeLink Inc., has signed energy giant Sonat Inc.(NYSE: SNT) to a pilot program where Sonat will purchase the PrimeLink products and services. PrimeLink's wireless network is the only service which is fully deployed and operational on a national basis. Sonat will utilize the nation wide telemetry system to read utility meters in various locations in the Atlanta area. Project is scheduled to begin immediately.

Dated: June 30, 1997                   /s/ Robert A. Spigno
                                      ROBERT A. SPIGNO,
                                           President